Exhibit 3.51

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ARTICLES OF INCORPORATION

OF

MILLCREEK SCHOOL OF ARKANSAS, INC.

The undersigned, a natural person of the age of twenty-one years or more, acting as incorporator of a corporation under the Arkansas Business Corporation Act (Act 576 of 1965), adopts the following articles of incorporation of such corporation:

FIRST: The name of the corporation is MILLCREEK SCHOOL OF ARKANSAS, INC.

SECOND: The period of duration is perpetual.

THIRD: The nature of the business of the corporation and the objects or purposes proposed to be transacted, promoted and carried on by it are as follows:

A]	To operate a special education school and to perform all services and acts of business related to this.

B]	To do everything necessary, suitable or proper for the accomplishment of the purposes, the attainment of the objects or the furtherance of the powers in these articles of incorporation, or any amendment thereof, as necessary or incidental to the protection and benefit of the corporation; and in general to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, whether or not such business is similar in nature to the objects set forth in these articles of incorporation or any amendment thereto.

C]	The above powers are in addition to those granted by statute and they do not limit the powers so granted in any manner.

FOURTH: The aggregate number of shares which the corporation shall have the authority to issue is three hundred (300) shares. The shares shall be of common class only and will be without par value.

FIFTH: The amount of capital with which this corporation shall begin business is $300.00, and this corporation will not transact any business until there has been paid in for the issuance of shares consideration of the value of at least $300.00.

SIXTH: The provisions for the regulation of the internal affairs of the corporation are:

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Articles Of Incorporation of

Millcreek School of Arkansas, Inc.

The initial code of by-laws of the corporation shall be adopted by the Board of Directors. The power to amend or repeal the by-laws or to adopt a new code of by-laws shall be in the directors, but the affirmative vote of a majority of the directors shall be necessary to exercise that power. The code of by-laws may contain any provisions for the regulation and management of this corporation which are consistent with the Act and with these articles of incorporation.

SEVENTH: The address of the initial registered office of this corporation is:

Millcreek School of Arkansas, Inc.

308 Main Street

Fordyce, Arkansas 71742

The name of the initial registered agent at such address is:

Robin F. Wynne.

EIGHTH: The number of directors constituting the initial board of directors is two (2). The number of directors to be elected at the annual meeting (or special meeting called for that purpose) of the shareholders next following the time when shares of the corporation become owned of record by more than two shareholders shall be four (4).

NINTH: The name and address of the incorporator is:

Robin F. Wynne

Wynne Law Firm

P.O. Box 231

Fordyce, Arkansas 71742

IN WITNESS WHEREOF, I have hereunto set my hand this 24th day of April, 1987.

/s/ Robin F. Wynne
ROBIN F. WYNNE

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Articles Of Incorporation of

Millcreek School of Arkansas, Inc.

STATE OF ARKANSAS ]

                                           ]

COUNTY OF DALLAS  ]

ACKNOWLEDGMENT

BE IT REMEMBERED that on the 24th day of April, 1987, personally came before me, the undersigned, a notary public within and for the State and County aforesaid, Robin F. Wynne, party to the foregoing Articles Of Incorporation, known to me personally to be such, and acknowledged the same to be the act and deed of the signer, and that the facts therein stated are truly set, forth.

Given under my hand and seal of office the 24th day of April, 1987.

/s/ Marilyn T. Narson
NOTARY PUBLIC

My Commission Expires:

9-11-92

(SEAL)

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34960

ILLEGIBLE

NOTICE OF CHANGE OF REGISTERED OFFICE

OR REGISTERED AGENT, OR BOTH

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To:	W. J. “Bill” McCuen

Secretary of State

Corporation Division

State Capitol

Little Rock, Arkansas 72201-1094

Pursuant to the Corporation Laws of the State of Arkansas, the undersigned corporation submits the following statement for the purpose of changing its registered office or its registered agent, or both in the state of Arkansas. If this statement reflects a change of registered office, this form must be accompanied by notice of such change to any and all applicable corporations.

☐ Foreign ☐ Domestic

1.	Name of corporation: Millcreek School of Arkansas

2.	Address of its present registered office: 308 Main Street

                                                                                                          Street Address

Fordyce, Arkansas 71742

City, State, Zip

3.	Address to which registered office is to be changed:

Hwy 79 North, Industrial Park Drive, Fordyce, Arkansas 71742

Street Address, City, State, Zip

4.	Name of present registered agent: Robin F. Wynne

5.	Name of successor registered agent: Wanda Miles Bell

I, Wanda Miles Bell, hereby consent to serve as registered agent for this corporation.

/s/ Wanda Miles Bell
Successor Agent

A letter of consent from successor agent may be substituted in lieu of this signature.

6.	The address of its registered office and the address of the business office of its registered agent, as changed, will be identical.

MUST BE FILED IN DUPLICATE

A copy bearing the file marks of the Secretary of State shall be returned.

If this corporation is governed by Act 576 of 1965 such change must be filed with the County Clerk of the County in which its registered office is located, unless the registered office is located in Pulaski County, in which event no filing with the County Clerk is required.

Dated May 10 1989.	/s/ James O. Stephens, Chairman of the Board

James O. Stephens
Name of Authorized Officer

Chairman of Board
Title of Authorized Officer

FILED - Arkansas Secretary of State #100034960 06/23/1997 00:

CERTIFIED COPY ARTICLES OF AMENDMENT OF MILLCREEK SCHOOL OF ARKANSAS, INC.	BY	FILED CORPORATION DIVISION 34960 97 JUN 23 PM 1:40 SHAHON PRIEST SECRETARY OF STATE STATE OF ARKANSAS /s/ Shahon Priest

ARTICLE ONE

The name of the corporation is Millcreek School of Arkansas, Inc. (the “Company”).

ARTICLE TWO

Pursuant to section 4-27-1701 of the Arkansas Business Corporation Act of 1987 (the “1987 Act”), the Company, as adopted by the shareholders pursuant to the resolutions attached hereto as Exhibit A, hereby amends its Articles of Incorporation and elects to be governed by the 1987 Act.

ARTICLE THREE

The foregoing amendment was adopted by the Board of Directors of the Company as of June 23, 1997 and was approved on June 23, 1997 by a unanimous vote of the sole shareholder of the Company, holding all 100 shares of the Company’s outstanding common stock, pursuant to the provisions of Section 4-26-302 of the Arkansas Business Corporation Act.

IN WITNESS WHEREOF, THE Company has caused these Articles of Amendment to be executed by its duly authorized officer this 23rd day of June, 1997.

MILLCREEK SCHOOL OF ARKANSAS, INC.

By:	/s/ Joseph L. Stephens
Name: Joseph L. Stephens
Title: President

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EXHIBIT A

MILLCREEK SCHOOL OF ARKANSAS, INC.

WRITTEN CONSENT OF SOLE SHAREHOLDER

The undersigned, being the holder of all issued and outstanding shares of common stock of Millcreek School of Arkansas, Inc., an Arkansas corporation (the “Corporation”), does hereby waive notice of the time, place and purpose of a meeting of the shareholders of the Corporation with respect to the following actions, and, acting pursuant to Section 4-26-710 of the Arkansas Business Corporation Act, does hereby consent to the taking of the following actions without a meeting, and, as evidenced by the signature below, does hereby adopt, ratify and confirm the following actions effective as of the 23rd day of June, 1997.

WHEREAS, the Board of Directors of the Corporation has recommended to the undersigned that the Corporation amend its Articles of Incorporation to elect to have the Corporation governed by the Arkansas Business Corporation Act of 1987 (the “1987 Act”); and

WHEREAS, the undersigned desires to amend the Articles of Incorporation of the Corporation to elect to have the Corporation governed by the 1987 Act.

NOW, THEREFORE, BE IT RESOLVED, that the Corporation’s Articles of Incorporation shall be amended to change the Corporation’s governing statutes from the Arkansas Business Corporation Act of 1965 to the 1987 Act, by filing Articles of Amendment in the appropriate form with the Secretary of State of the State of Arkansas; and

FURTHER RESOLVED, that the officers of the Corporation are hereby authorized and directed to take all actions and to do all things necessary to effect such amendment including, but not limited to, the execution and filing of said Articles of Amendment.

IN WITNESS WHEREOF, the undersigned has executed this consent action as of the 23rd day of June, 1997.

REHABILITATION CENTERS, INC.

By:

Title:

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Arkansas Secretary of State - Document No.: 554760002 - Date Filed: 05-28-2003 11:27 AM - Total Pages: 1

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[SEAL]	Arkansas Secretary of State
	Charlie Daniels	State Capitol • Little Rock, Arkansas 72201-1094 501-682-3409 • www.sosweb.state.ar.us

NOTICE OF CHANGE OF REGISTERED OFFICE

OR REGISTERED AGENT, OR BOTH

To:	Charlie Daniels
Secretary of State
Corporations Division
State Capitol
Little Rock, Arkansas 72201-1094

Pursuant to the Corporation Laws of the State of Arkansas, (Act 958 of 1987), the undersigned corporation submits the following statement for the purpose of changing its registered office or its registered agent, or both in the State of Arkansas. If this statement reflects a change of registered office, this form must be accompanied by notice of such change to any and all applicable corporations.

☐  Foreign    ☒  Domestic

1.	Name of corporation: Millcreek School of Arkansas, Inc.

2.	Street address of present registered office: Highway 79 North, Industrial Park Drive

                                                                                                          Street Address

Fordyce, AR 71742

City, State, Zip

3.	Street address to which registered office is to be changed:

425 West Capitol Avenue, Suite 1700, Little Rock, Arkansas 77201

Street Address, City, State, Zip

4.	Name of present registered agent: Wanda Miles Bell

5.	Name of successor registered agent: The Corporation Company

I, The Corporation Company hereby consent to serve as registered agent for this corporation.

By:	/s/ Kirk Hood
Successor Agent Kirk Hood, Assistant Secretary

A letter of consent from successor agent may be substituted in lieu of this signature.

6.	The address of its registered office and the address of the business office of its registered agent, as changed, will be identical.

A copy bearing the file marks of the Secretary of State shall be returned.

If this corporation is governed by Act 576 of 1965 such change must be filed with the County Clerk of the County in which its registered office is located, unless the registered office is located in Pulaski County, in which event no filing with the County Clerk is required.

Dated 5/20/03

/s/ John Little
Signature of Authorized Officer

John Little, General Counsel
Title of Authorized Officer

Fee $25.00	DO-3/DN-04/F-06/ “New Code” Rev. 2/03

AR008 - 4/01/03 C T System Online

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FILED - Arkansas Secretary of State #100023259 06/19/2008 15:

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[SEAL]	Arkansas Secretary of State
State Capitol • Little Rock, Arkansas 72201-1094
	Charlie Daniels	501-682-3409 • www.sos.arkansas.gov
Business & Commercial Services, 250 Victory Building, 1401 W. Capitol, Little Rock

NOTICE OF CHANGE OF COMMERCIAL REGISTERED AGENT INFORMATION

(PLEASE TYPE OR PRINT CLEARLY IN INK)

1.	a. Current Name of Commercial Registered Agent: THE CORPORATION COMPANY

b. New name of Commercial Registered Agent: THE CORPORATION COMPANY

2.	a. Current address on file: 124 West Capitol Avenue

                                                                                                                           Street Address

Suite 1400                                                                                                    Little Rock, AR 72201 – 3736

                                             Street Address Line 2                                                         City, State Zip

b. New address: 124 West Capitol Avenue

                                                                                                                   Street Address

Suite 1900                                                                                                  Little Rock, AR 72201

                                             Street Address Line 2                                                         City, State Zip

3.	a, Jurisdiction / type of organization: BUSINESS CORPORATION

b. New jurisdiction / new type of organization:

4.	Attach a listing of ALL entities effected by the above change(s).

A commercial registered agent shall promptly furnish each entity It represents with notice of the filing of a statement of change.

I understand that knowingly signing a false document with the intent to file with the Arkansas Secretary of State is a Class C misdemeanor and is punishable by a fine up to $100.00 and/or imprisonment up to 30 days.

Executed this 28th day of April, 2008.

/s/ Marie Hauer, Asst Secy	MARIE HAUER
Signature and Title of Authorized Individual	Printed Name of Authorized Individual

NO FEE	CRA-CF Rev. 08/07

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FILED - Arkansas Secretary of State #100121981 06/19/2008 15:

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[SEAL]	Arkansas Secretary of State
State Capitol • Little Rock, Arkansas 72201-1094
	Charlie Daniels	501-682-3409 • www.sos.arkansas.gov
Business & Commercial Services, 250 Victory Building, 1401 W. Capitol, Little Rock

NOTICE OF CHANGE OF COMMERCIAL REGISTERED AGENT INFORMATION

(PLEASE TYPE OR PRINT CLEARLY IN INK)

1.	a. Current Name of Commercial Registered Agent: THE CORPORATION COMPANY

b. New name of Commercial Registered Agent: THE CORPORATION COMPANY

2.	a. Current address on file: 124 West Capitol Avenue

                                                                                                                           Street Address

        Suite 1400                                                                                            Little Rock, AR 72201 – 3736

                                             Street Address Line 2                                                         City, State Zip

b. New address: 124 West Capitol Avenue

                                                                                                                   Street Address

        Suite 1900                                                                                          Little Rock, AR 72201

                                             Street Address Line 2                                                         City, State Zip

3.	a, Jurisdiction / type of organization: BUSINESS CORPORATION

b. New jurisdiction / new type of organization:

4.	Attach a listing of ALL entities effected by the above change(s).

A commercial registered agent shall promptly furnish each entity It represents with notice of the filing of a statement of change.

I understand that knowingly signing a false document with the intent to file with the Arkansas Secretary of State is a Class C misdemeanor and is punishable by a fine up to $100.00 and/or imprisonment up to 30 days.

Executed this 28th day of April, 2008.

/s/ Marie Hauer, Asst Secy	MARIE HAUER
Signature and Title of Authorized Individual	Printed Name of Authorized Individual

NO FEE	CRA-CF Rev. 08/07

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